Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ Reports Second-Quarter and First-Half 2026 Financial Results

Second-Quarter Financial Highlights:

•	Total revenue of $682M, down 0.2%; Financial Services revenue down 0.2%

•	Net income of $19M, down 55.6%; GAAP EPS of $0.31, down 53.0%

•	Adjusted EBITDA of $103M, down 14.3%; Adjusted diluted EPS of $0.91, down 8.1%

First-Half Financial Highlights:

•	Total revenue of $1,531M, up 0.6%; Financial Services revenue up 1.1%

•	Net income of $171M, up 4.1%; GAAP EPS of $2.83, up 9.7%

•	Adjusted EBITDA of $347M, down 3.8%; Adjusted diluted EPS of $3.44, up 3.6%

•	Operating cash flow up $97M; Free cash flow up $99M

CLEVELAND (July 29, 2026) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading national professional services advisor, today announced second quarter and first half results for the period ended June 30, 2026.

Management Commentary:

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Through the first six months of the year, we delivered year-over-year growth in revenue, earnings and free cash flow while continuing to execute against our strategic priorities. Over the past year, we have made significant investments in integrating Marcum, expanding our AI capabilities and enhancing our go-to-market approach. These efforts have created a stronger and more scalable platform, positioning CBIZ to capitalize on the opportunities we see across our markets. I want to thank our CBIZ team members for their continued dedication and commitment to serving our clients.”

NYSE: CBZ ● www.CBIZ.com

Business Highlights:

•

Continued to attract and retain top talent across the organization, including key Managing Director hires in Financial Services, a 60% year-over-year increase in Benefits & Insurance producer hiring, and senior leadership additions in AI, advisory, data and analytics, and business transformation.

•

Successfully completed an enterprise-wide AI rollout, achieving 100% employee certification, expanded our business transformation team to more than 60 professionals, and enabled more than 1,500 team members to create custom Microsoft Copilot agents.

•

Enhanced our industry-led growth strategy through the launch of AI-enabled tools and market intelligence capabilities that help our professionals identify cross-selling opportunities and deliver deeper, forward-looking insights to middle-market clients.

•

Our industry-led One CBIZ approach generated strong cross-serving and new business momentum during the quarter, driving incremental revenue and securing new client wins across banking, construction, real estate, and food & beverage markets.

•

Completed acquisition of BINDZ, adding 250+ India-based professionals and a scalable global delivery platform, which unlocks durable margin expansion levers and pairs global talent with AI-enabled workflows.

•	Advanced our national brand strategy, driving increased engagement with key decision-makers and generating meaningful growth in marketing-influenced activity and qualified business opportunities.

Transaction with Grant Thornton and New Mountain

In a separate press release issued today, CBIZ and Grant Thornton in the U.S. (“Grant Thornton”), backed by New Mountain Capital, announced that they have entered into a definitive merger agreement pursuant to which Grant Thornton will acquire CBIZ in an all-cash transaction with an enterprise value of $5.0 billion, or $55.00 per share (the “transaction”). The press release announcing the transaction is available on the Investor Relations section of CBIZ’s website.

The transaction is expected to close in the fourth quarter of 2026, subject to approval by CBIZ shareholders, receipt of required regulatory approvals, and satisfaction of other customary closing conditions. Upon completion of the transaction, CBIZ’s common stock will no longer be listed on the New York Stock Exchange, and CBIZ will become a private company.

Cancellation of Earnings Conference Call and 2026 Financial Outlook

Due to the transaction, CBIZ will not hold an earnings conference call or webcast. CBIZ is also withdrawing fiscal 2026 guidance and has suspended further updates.

NYSE: CBZ ● www.CBIZ.com

About CBIZ

CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 9,500 team members across 23 major markets coast to coast. For more information, visit www.cbiz.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this release, including, without limitation, our financial position, business strategy, plans and objectives for future performance and statements about the proposed transaction are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.

From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this release and in any other public statements that we make are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, or that the required approval by the shareholders of CBIZ may not be obtained; the risk that the proposed transaction may not be completed on the terms or in the time frame expected by CBIZ and Grant Thornton, or at all; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance and results of operations of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of CBIZ and Grant Thornton, on the expected timeframe or at all; the ability of the combined company to implement its business strategy; difficulties and delays in the combined company achieving revenue and cost synergies; inability of the combined company to retain and hire key personnel; the occurrence of any event that could give rise to termination of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction or other litigation, settlements or investigations may affect the timing or completion of the proposed transaction or result in significant costs of defense, indemnification and liability; evolving legal, regulatory and tax regimes; changes in general economic, competitive, technological and/or industry-specific conditions affecting the businesses and industries in which CBIZ and Grant Thornton operate; actions by third parties, including government agencies and ratings agencies, relating to the proposed transaction; risks that any debt financing anticipated in connection

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with the proposed transaction is not obtained or that such financing cannot be obtained on the anticipated timing or terms or unexpected costs or expenses in connection therewith; risks related to the disruption of management time from ongoing business operations due to the pendency of the proposed transaction, or other effects of the pendency of the proposed transaction on the relationship of any of the parties to the transaction with their employees, customers, partners, or other counterparties; risks that any announcements relating to the proposed transaction could have adverse effects on the market price of CBIZ’s common stock, credit ratings, or operating results, and may have an adverse effect on the ability of CBIZ to retain and hire key personnel, retain customers, and maintain relationships with business partners, suppliers and customers; the risk that the market price of CBIZ’s common stock may decline if the proposed transaction is not completed; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including ability to remediate our material weaknesses in our internal control over financial reporting; payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; our business could be adversely affected if the non-attest business assets we acquired, or the attest assets CBIZ CPAs acquired, from Marcum LLP (“Marcum”) do not perform to our expectations or we underestimate the liabilities we have assumed; we are dependent on the services of our executive officers, and other key employees, the loss of any of whom may have a material adverse effect on our business, financial condition and results of operations; our profitability could suffer if we are not able to effectively utilize our employees, maintain operational efficiencies or manage our cost structure; restrictions imposed by independence requirements and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and a material impact on our results of operations and financial condition; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; claims or adverse publicity could harm our brand, reputation and ability to compete and attract and retain clients, talent and future acquisition targets; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial condition; uncertainty in the current economic and geopolitical environment could lead to declines in demand for certain of our services; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and

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results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted; failure to maintain our reputation and brand could impact our ability to attract and retain clients, employees and future acquisition targets, and may have a material adverse effect on our business, financial condition and results of operations; we are dependent on our existing client base and our ability to retain and expand our relationships with those clients; our clients may terminate our engagements with little or no notice and without penalty, which may result in unexpected declines in our revenue or unexpected costs; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; we may be subject to the actions of activist stockholders; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of our acquisition of the non-attest business assets and liabilities of Marcum and CBIZ CPAs P.C.’s purchase of substantially all of Marcum’s attest business assets (the “Marcum Transaction”); the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our amended and restated credit agreement providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan and $600 million revolving credit facility, could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; our increased leverage following the Marcum Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant number of shares issuable as the stock consideration in the Marcum Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; and there is volatility in our stock price.

Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially. All forward looking statements made in this release are made only as of the date hereof, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the Securities and Exchange Commission. Also note that we provide a cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in “Item 1. Business” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those described here could also adversely affect our operating or financial performance.

NYSE: CBZ ● www.CBIZ.com

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), we also present Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (“EPS”), Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which are non-GAAP measures. These non-GAAP measures are adjusted to exclude the impact of the Marcum Transaction, integration costs, amortization of acquired intangible assets, and other significant non-operating related gains and losses management does not consider ongoing in nature. The presentation of non-GAAP financial information is designed to supplement the Company’s financial information presented in accordance with GAAP, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, and gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business. These non-GAAP measures may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such non-GAAP measures, which may include exclusions of non-recurring items, should not be construed as an inference that the Company’s future results will be unaffected by other non-recurring items. Management provides specific information regarding the GAAP amounts excluded from or included in these non-GAAP financial measures. Additionally, management provides reconciliations of these non-GAAP financial measures to their most comparable financial measures presented in accordance with GAAP. Please see the schedules captioned “GAAP Reconciliation” at the end of this release for additional information and the applicable reconciliations.

Contact:

Investor Relations: Chris Sikora, VP, Investor Relations & Corporate Finance, chris.sikora@cbiz.com

Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com

CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2026 AND 2025

(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2026	%	2025	%
Revenue	$682,206	100.0%	$683,496	100.0%
Operating expenses (1)	609,768	89.4	595,587	87.1

Gross margin	72,438	10.6	87,909	12.9
Corporate general and administrative expenses (1)	38,366	5.6	27,637	4.0

Operating income	34,072	5.0	60,272	8.9
Other (expense) income:
Interest expense	(24,335)	(3.6)	(27,867)	(4.1)
Other income, net (1) (2)	13,949	2.0	25,374	3.7

Total other expense, net	(10,386)	(1.5)	(2,493)	(0.4)

Income before income tax expense	23,686	3.5	57,779	8.5
Income tax expense	5,082		15,837

Net income	$18,604	2.7%	$41,942	6.1%

Diluted earnings per share	$0.31		$0.66
Diluted weighted average common shares outstanding	59,703		63,784
Other data:
Adjusted EBITDA (3)	$103,149	15.1%	$120,396	17.6%
Adjusted Diluted EPS (3)	$0.91		$0.99

(1)

We sponsor a Non-qualified Deferred Compensation Plan (the “deferred compensation plan”), under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. The activities related to the deferred compensation plan are recorded in “Corporate and Other” for segment reporting purposes. Gains and losses resulting from the adjustments to the fair value of the invested assets in the deferred compensation plan are recorded as an increase or decrease to the “Other income (expense), net”, directly offset by the same adjustments as an increase or decrease to compensation expense (recorded as “Operating expense” or “Corporate general and administrative expense”) in the accompanying Unaudited Condensed Consolidated Statements of Comprehensive Income. The deferred compensation plan has no impact on “Income before income tax expense” or diluted earnings per share.

Income and expenses related to the deferred compensation plan for the three months ended June 30, 2026, and 2025, are as follows (in thousands, except percentages):

	Three Months Ended June 30,
Income statement line items:	2026	% of Revenue	2025	% of Revenue
Operating expenses	$17,113	2.5%	$11,717	1.7%
Corporate general & administrative expenses	2,298	0.3%	1,458	0.2%
Other income (expense), net	19,411	2.8%	13,175	1.9%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2026, and 2025, are as follows (in thousands, except percentages):

	Three Months Ended June 30,
	2026				2025
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$72,438	$17,113	$89,551	13.1%	$87,909	$11,717	$99,626	14.6%
Operating income	34,072	19,411	53,483	7.8%	60,272	13,175	73,447	10.7%
Other income (expense), net	13,949	(19,411)	(5,462)	(0.8)%	25,374	(13,175)	12,199	1.8%
Income before income tax expense	23,686	—	23,686	3.5%	57,779	—	57,779	8.5%

(2)

Included in “Other income, net” for the three months ended June 30, 2026, and 2025, is income of $1.8 million and expense of $1.0 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ’s prior acquisitions.

(3)

Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors, see “Non-GAAP Financial Measures”.

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2026	%	2025	%
Revenue	$1,530,785	100.0%	$1,521,510	100.0%
Operating expenses (1)	1,232,330	80.5	1,205,499	79.2

Gross margin	298,455	19.5	316,011	20.8
Corporate general and administrative expenses (1)	79,877	5.2	55,707	3.7

Operating income	218,578	14.3	260,304	17.1
Other (expense) income:
Interest expense	(48,251)	(3.2)	(53,023)	(3.5)
Gain from acquisition related adjustment, net	57,955	3.8	—	—
Other income, net (1) (2)	9,933	0.7	23,408	1.6

Total other income (expense), net	19,637	1.3	(29,615)	(1.9)

Income before income tax expense	238,215	15.6	230,689	15.2
Income tax expense	66,824		65,974

Net income	$171,391	11.2%	$164,715	10.8%

Diluted earnings per share	$2.83		$2.58
Diluted weighted average common shares outstanding	60,546		63,960
Other data:
Adjusted EBITDA (3)	$347,493	22.7%	$361,121	23.7%
Adjusted Diluted EPS (3)	$3.44		$3.32

NYSE: CBZ ● www.CBIZ.com

(1)

We sponsor a Non-qualified Deferred Compensation Plan (the “deferred compensation plan”), under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. The activities related to the deferred compensation plan are recorded in “Corporate and Other” for segment reporting purposes. Gains and losses resulting from the adjustments to the fair value of the invested assets in the deferred compensation plan are recorded as an increase or decrease to the “Other income (expense), net”, directly offset by the same adjustments as an increase or decrease to compensation expense (recorded as “Operating expense” or “Corporate general and administrative expense”) in the accompanying Unaudited Condensed Consolidated Statements of Comprehensive Income. The deferred compensation plan has no impact on “Income before income tax expense” or diluted earnings per share.

Income and expenses related to the deferred compensation plan for the six months ended June 30, 2026, and 2025, are as follows (in thousands, except percentages):

	Six Months Ended June 30,
Income statement line items:	2026	% of Revenue	2025	% of Revenue
Operating expense	$14,044	0.9%	$9,285	0.6%
Corporate general and administrative income	1,979	0.1%	1,339	0.1%
Other income, net	16,023	1.0%	10,624	0.7%

Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2026, and 2025, are as follows (in thousands, except percentages):

	Six Months Ended June 30,
	2026				2025
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$298,455	$14,044	$312,499	20.4%	$316,011	$9,285	$325,296	21.4%
Operating income	218,578	16,023	234,601	15.3%	260,304	10,624	270,928	17.8%
Other income, (expense) net	9,933	(16,023)	(6,090)	(0.4)%	23,408	(10,624)	12,784	0.8%
Income before income tax expense	238,215	—	238,215	15.6%	230,689	—	230,689	15.2%

(2)

Included in “Other income (expense), net” for the six months ended June 30, 2026, and 2025, is income of $1.6 million and expense of $1.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ’s prior acquisitions.

(3)

Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors see “Non-GAAP Financial Measures”.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SELECT SEGMENT DATA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Financial Services(1)	$580,324	$581,567	$1,320,654	$1,306,605
Benefits and Insurance Services	101,882	101,929	210,131	214,905

Total Revenue	$682,206	$683,496	$1,530,785	$1,521,510

Gross Margin
Financial Services(1)	$80,512	$86,628	$290,072	$290,908
Benefits and Insurance Services	15,587	17,922	38,602	45,540
Operating expenses - unallocated (2):
Other expense	(6,548)	(4,924)	(16,175)	(11,152)
Deferred compensation	(17,113)	(11,717)	(14,044)	(9,285)

Total Gross Margin	$72,438	$87,909	$298,455	$316,011

As a % of Revenue	10.6%	12.9%	19.5%	20.8%

(1)

During the six months of June 30, 2026, the National Practice practice was combined with the Financial Service practice group to better align with internal management and reporting structure. As a result, the Financial Services revenue and gross margin for the three and six months ended June 30, 2025 was adjusted to reflect this change.

(2)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. “Operating expenses - unallocated” also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company’s deferred compensation plan. These gains or losses do not impact “Income before income tax expense” as they are directly offset by the same adjustment to “Other income (expense), net” in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in “Operating expenses” and “Corporate, general and administrative expenses,” and offset in “Other income (expense), net.”

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

SELECT CASH FLOW DATA (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2026	2025
Net income	$171,391	$164,715
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	47,134	49,858
Bad debt expense, net of recoveries	3,116	1,862
Adjustment to contingent purchase price liabilities	(1,578)	1,487
Stock-based compensation expense	15,635	12,239
Deferred income taxes	19,746	17,148
Amortization of deferred financing fees	2,686	2,735
Other, net	1,013	(52)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(158,856)	(143,107)
Other assets	(8,331)	(12,459)
Accounts payable	24,580	28,848
Income taxes payable	19,346	28,119
Accrued personnel costs	(42,009)	(75,561)
Other liabilities	28,354	(50,952)

Net cash provided by operating activities	122,227	24,880
Net cash used in investing activities	(21,460)	(12,299)
Net cash used in financing activities	(158,315)	(33,249)

Net decrease in cash, cash equivalents and restricted cash	(57,548)	(20,668)

Cash, cash equivalents and restricted cash at beginning of year	218,090	187,170

Cash, cash equivalents and restricted cash at end of period	$160,542	$166,502

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$20,901	$39,817
Restricted cash	49,615	49,145
Cash equivalents included in funds held for clients	90,026	77,540

Total cash, cash equivalents and restricted cash	$160,542	$166,502

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

GAAP RECONCILIATION

Operating Cash Flow to Free Cash Flow(1)

(Unaudited. Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$122,227	$24,880
Less:
Additions to property and equipment	(11,739)	(13,125)

Free Cash Flow	$110,488	$11,755

(1)

This table reconciles Free Cash Flow to the most directly comparable GAAP financial measure of net cash provided by operating activities. Free Cash Flow is a non-GAAP measure that management believes provides a more complete understanding of the factors and trends affecting our cash flows. This information is useful to investors, as it offers a measure of cash generated from our business that can be used for our strategic business objectives.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)

(In thousands, except percentages, DSO, and per share data)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$20,901	$18,290
Restricted cash	49,615	38,234
Accounts receivable, net	711,919	555,995
Other current assets	86,717	79,693

Current assets before funds held for clients	869,152	692,212
Funds held for clients	135,047	207,037
Goodwill and other intangible assets, net	2,846,962	2,869,790
Total assets	4,573,706	4,409,528
Current liabilities before client fund obligations, excluding short-term debt	464,562	462,484
Client fund obligations	135,308	206,738
Current portion, Term Loan (1)	87,500	70,000
Revolver Facility (1)	178,500	142,400
Long-term portion, Term Loan(1)	1,207,500	1,260,000
Total liabilities	2,705,974	2,647,461
Treasury stock	(1,148,632)	(1,078,521)
Total stockholders’ equity	1,867,732	1,762,067
Debt to equity	69.3%	75.5%
Days sales outstanding (DSO) (2)	89	71
Shares outstanding	53,970	54,380
Basic weighted average common shares outstanding	60,444	62,909
Diluted weighted average common shares outstanding	60,546	63,240

(1)

Reflects the gross debt for the Term Loan and Revolving Credit Facility excluding the associated unamortized deferred debt issuance costs totaling $13.8 million and $16.5 million, respectively, as of June 30, 2026 and December 31, 2025.

(2)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2025, was 87.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

GAAP RECONCILIATION

Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin(1)

(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended June 30, 2026
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$80,397	$15,647	$(77,440)	$18,604	$0.31
Adjustments:
Amortization of acquired intangible assets	17,123	1,240	—	18,363	0.31
Integration costs related to acquisitions (2)	5,587	—	9,214	14,801	0.25
Corporate projects related costs(3)	—	—	6,344	6,344	0.11
Stock-based compensation(4)	1,003	—	4,005	5,008	0.08
Legal settlement and related costs(5)			7,200	7,200	0.12
ESPP correction income (6)	—	—	(1,593)	(1,593)	(0.03)
Income tax effect related to adjustments	—	—	(14,410)	(14,410)	(0.24)

Adjusted net income (loss)	$104,110	$16,887	$(66,680)	$54,317	$0.91

Interest expense	—	—	24,335	24,335
Income tax expense	—	—	5,082	5,082
Tax effect related to the adjustments above	—	—	14,410	14,410
Depreciation (7)	3,081	477	1,447	5,005

Adjusted EBITDA	$107,191	$17,364	$(21,406)	$103,149

As a % of Revenue	18.5%	17.0%	N/A	15.1%

	Three Months Ended June 30, 2025
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$86,602	$17,968	$(62,628)	$41,942	$0.66
Adjustments:
Amortization of acquired intangible assets	17,091	1,699	—	18,790	0.29
Integration costs related to acquisitions (2)	4,987	226	13,950	19,163	0.30
Legal settlement and related costs(5)	—	—	(11,859)	(11,859)	(0.19)
Stock-based compensation(4)	—	—	3,243	3,243	0.05
Income tax effect related to adjustments	—	—	(8,241)	(8,241)	(0.12)

Adjusted net income (loss)	$108,680	$19,893	$(65,535)	$63,038	$0.99

Interest expense	—	—	27,867	27,867
Income tax expense	—	—	15,837	15,837
Tax effect related to the adjustments above	—	—	8,241	8,241
Depreciation(7)	3,791	534	1,088	5,413

Adjusted EBITDA	$112,471	$20,427	$(12,502)	$120,396

As a % of Revenue	19.3%	20.0%	N/A	17.6%

NYSE: CBZ ● www.CBIZ.com

(1)

This table reconciles Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin exclude the impact of the Marcum Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the ‘Non-GAAP Financial Measures’ section for further management discussion.

(2)	These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to the Marcum Transaction.
(3)	These costs included unusual and one-time legal and professional services costs associated with certain corporate initiatives.
(4)

Stock-based compensation expense reported for the three months ended June 30, 2026 and 2025 excluded $3.1 million and $3.4 million, respectively, of stock-based compensation expense reported as “Integration costs related to acquisitions” above.

(5)

During the three months ended June 30, 2026, the Company recorded an estimated loss of $7.2 million associated with a legal matter which the Company plans to settle. During the three months ended June 30, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The settlement loss and gain were recorded in “other income (expense), net” on the consolidated statement of comprehensive income.

(6)	Represents amounts relating to ESPP correction. For additional information, see Item 8.01 of the Company’s Form 8-K filed today with the SEC.
(7)

Depreciation expense reported for the three months ended June 30, 2026 and 2025 excluded $16 thousand and $0.9 million, respectively, of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Marcum Transaction.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.

GAAP RECONCILIATION

Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)

(Unaudited. Amounts in thousands, except per share data)

	Six months ended June 30, 2026
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$289,084	$39,037	$(156,730)	$171,391	$2.83
Adjustments:
Integration costs related to acquisitions (2)	20,387	23	18,260	38,670	0.64
Amortization of acquired intangible assets	34,258	2,759	—	37,017	0.61
Gain from acquisition related adjustment, net(3)	—	—	(57,955)	(57,955)	(0.95)
Corporate projects related costs(4)	—	—	6,344	6,344	0.10
Legal settlement and related costs(5)	—	—	7,200	7,200	0.12
Stock-based compensation(6)	1,661	—	7,654	9,315	0.15
ESPP correction expense (7)	—	—	10,350	10,350	0.17
Income tax effect related to adjustments	—	—	(14,342)	(14,342)	(0.23)

Adjusted net income (loss)	$345,390	$41,819	$(179,219)	$207,990	$3.44

Interest expense	—	—	48,251	48,251
Income tax expense	—	—	66,824	66,824
Tax effect related to the adjustments above	—	—	14,342	14,342
Depreciation (8)	6,265	984	2,837	10,086

Adjusted EBITDA	$351,655	$42,803	$(46,965)	$347,493

As a % of Revenue	26.6%	20.4%	N/A	22.7%

	Six months ended June 30, 2025
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$291,067	$45,913	$(172,265)	$164,715	$2.58
Adjustments:
Integration costs related to acquisitions (2)	7,500	382	26,973	34,855	0.54
Amortization of acquired intangible assets	33,981	3,475	—	37,456	0.59
Legal settlement and related costs(5)	—	—	(11,063)	(11,063)	(0.17)
Stock-based compensation(6)	—	—	5,552	5,552	0.09
Income tax effect related to adjustments	—	—	(19,104)	(19,104)	(0.31)

Adjusted net income (loss)	$332,548	$49,770	$(169,907)	$212,411	$3.32

Interest expense	—	—	53,023	53,023
Income tax expense	—	—	65,974	65,974
Tax effect related to the adjustments above	—	—	19,104	19,104
Depreciation(8)	7,349	1,083	2,177	10,609

Adjusted EBITDA	339,897	50,853	(29,629)	361,121

As a % of Revenue	26.0%	23.7%	N/A	23.7%

NYSE: CBZ ● www.CBIZ.com

(1)

This table reconciles Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin exclude the impact of the Marcum Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the ‘Non-GAAP Financial Measures’ section for further management discussion.

(2)	These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to the Marcum Transaction.
(3)	Gain related the finalization of working capital and related purchase price adjustments associated with the Marcum Transaction.
(4)	These costs included unusual and one-time legal and professional services costs associated with certain corporate initiatives.
(5)

During the six months ended June 30, 2026, the Company recorded an estimated loss of $7.2 million associated with a legal matter which the Company plans to settle. During the six months ended June 30, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The settlement loss and gain were recorded in “other income (expense), net” on the consolidated statement of comprehensive income.

(6)

Stock-based compensation expense reported for the six months ended June 30, 2026 and 2025 excluded $6.3 million and $6.7 million, respectively, of stock-based compensation expense reported as “Integration costs related to acquisitions” above.

(7)	Represents amounts relating to ESPP correction expense. For additional information, see Item 8.01 of the Company’s Form 8-K filed today with the SEC.
(8)

Depreciation expense reported for the six months ended June 30, 2026 and 2025 excluded $32 thousand and $1.8 million, respectively, of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Marcum Transaction.

NYSE: CBZ ● www.CBIZ.com